Exhibit 10.8

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is by and between Innovative Solutions and Support, Inc. (referred to herein as “IS&S”), which is incorporated under the laws of the State of Pennsylvania, with a principal place of business at 720 Pennsylvania Drive, Exton, Pennsylvania, and Kollsman, Inc. (referred to herein as “Kollsman”), which is incorporated under the laws of Delaware, with a principal place of business at 220 Daniel Webster Highway, Merrimack, New Hampshire.

RECITALS

A.                                   IS&S and Kollsman have been engaged in litigation in the United States District Court for the Western District of Tennessee (Civil Action No. 05-2665-MI P) (referred to herein as the “Lawsuit”), relating to IS&S’ claims for misappropriation of trade secrets and patent infringement.

B.                                     The jury has returned a verdict in favor of IS&S, and the United States District Court for the Western District of Tennessee has issued certain rulings relating to the award of exemplary damages, attorneys’ fees, and prejudgment interest, and entered permanent and head start injunctions against Kollsman.

C.                                     IS&S has asserted a claim in the Lawsuit against Kollsman for infringement of U.S. Patent No. 6,584,839 (the “839 Patent”), which claim was stayed pending reexamination. Kollsman has asserted counterclaims for non-infringement, invalidity, and unenforceability of the ‘839 Patent.

D.                                    IS&S and Kollsman desire to compromise the above claims and to enter into a settlement agreement on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, the parties agree as follows.

1.                                       DEFINITIONS

As used herein, capitalized terms not otherwise defined herein shall have the following meanings:

1.1                                 “Change of Control” with respect to IS&S or Kollsman, as the case may be (referred to for convenience in this Section as the “affected party”), means a transaction or series of related transactions in which (1) any Person is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting securities of the affected party; or (2) a merger or consolidation of the affected party or any direct or indirect subsidiary of the affected party is consummated with any other Person wherein the voting securities of the affected party outstanding immediately prior to such merger or consolidation represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the voting securities of the affected party or such surviving entity or

Confidential

any parent thereof outstanding immediately after such merger or consolidation; or (3) an agreement for the sale or disposition by the affected party of more than 50% of the affected party’s assets. However, no transaction will be considered to constitute a Change of Control with respect to a party if under said transaction the ultimate parent company of the respective party remains the same as its ultimate parent company on the Execution Date of this Agreement.

1.2                                 “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares or of other voting rights entitled to elect directors or other managing authority, by contract, or otherwise, except that ownership of less than twenty percent (20%) of the voting shares or of other voting rights entitled to elect directors or other managing authority for such Person or rights to fifty percent (50%) or less of the profits and losses of such Person shall conclusively be deemed not to constitute “Control” (or the terms “Controlling,” “Controlled by” and “under common Control with”) as defined herein.

1.3                                 “Court” means the United States District Court for the Western District of Tennessee.

1.4                                 “Effective Date” means the date upon which IS&S receives the payment described in Section 8.1.

1.5                                 “Execution Date” means the date upon which this Agreement becomes signed by all parties.

1.6                                 “Injunction” means the Order entering permanent and head start injunctions against Kollsman and in favor of IS&S dated June 30, 2008.

1.7                                 “Consent Order” means the document attached hereto as Exhibit A, which will be filed with the Court in two versions, (1) a redacted version as shown and (2) an unredacted version in which the redacted portions will correspond to the redacted portions in the Injunction and which the parties will request to remain sealed by the Court.

1.8                                 “Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

1.9                                 “Settlement Payment” shall mean the payment described in Section 8.1 of this Agreement.

1.10                           “Trade Secrets” means the trade secrets that the jury in the Lawsuit found Kollsman had misappropriated.

2.                                       DISMISSALS, RELEASES, AND CONDUCT AGREEMENTS

2.1                                 In consideration of the mutual promises set forth herein, within two (2) business days of the Execution Date, IS&S and Kollsman shall jointly file with the Court a motion and proposed order for entry of the Consent Order attached as Exhibit A. To the extent the consent of other parties to the Lawsuit is necessary to effectuate the entry of the Consent Order, IS&S and Kollsman agree jointly to seek such consent. Should the Court refuse to enter the Consent Order in the form attached as Exhibit A or in a form that is mutually acceptable to the parties, IS&S will not be entitled to the Settlement Payment, and the parties will have no further obligation under this Agreement, which shall be null and void.

3.                                       MUTUAL RELEASE OF CLAIMS

3.1                                 Effective upon receipt by IS&S of the Settlement Payment described below and subject to the Consent Order and to their obligations herein, the parties hereby release and forever discharge each other and their past and present directors, managers, officers, and employees, parents, subsidiaries, partners, joint venturers and affiliated entities and each of them, separately and collectively, from any and all claims, liens, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever, whether known or unknown and now existing, arising out of actions or inactions of any kind from the beginning of time through the Effective Date of this Agreement that are based upon the claims and counterclaims brought in the Lawsuit or arise out of the same allegations asserted in the Lawsuit (the “Released Claims”).

4.                                       NO SETTLEMENT, RELEASE, OR DISMISSAL OF CLAIMS AGAINST OTHER DEFENDANTS

4.1                                 This Agreement, including the release of Kollsman herein, is made in good faith based upon good and valuable consideration given to IS&S. Subject to the terms of this Agreement above, nothing in this Agreement will be construed to release or reduce any claim, cause of action, or judgment IS&S has or may have against any person, entity, or individual that is not a party to this Agreement. Specifically, this Agreement will not be construed to release or reduce any claim, cause of action, or judgment IS&S has or may have against J2, Inc. or its subsidiaries, affiliates, or successors in interest; ZTI, Inc., or its subsidiaries, affiliates, or successors in interest; Strathmann & Associates, or its subsidiaries, affiliates, or successors in interest; Joseph Caesar; James Zachary; Steven Tomlinson; or Frederick Strathmann.

4.2                                 The parties agree that for solely for purposes of T.C.A. 29-11-105, and without any admission of liability whatsoever by Kollsman, in connection with the enforcement of any award against the remaining defendants, the Settlement Payment will be apportioned so as to provide the maximum available award against the remaining defendants. Nothing in this Agreement shall release J2, Inc., Joe Caesar, James Zachary or Zachary Technologies, Inc. (the “J2 Defendants”) from satisfying their responsibilities, obligations and indebtedness for any compensatory damages award, the attorneys’ fees award, or the pre-judgment interest award pursuant to the Court’s rulings in the Lawsuit. Finally, the parties acknowledge that the Settlement Payment by Kollsman is not a payment or satisfaction of any claims, judgments, orders or rulings rendered against any of the J2 Defendants, including any such claims, judgments, orders, or rulings rendered solely against any of the J2 Defendants.

5.                                       CONDUCT REGARDING FUTURE PRODUCTS

5.1                                 As an integral part of this Agreement, Kollsman agrees to abide by the restrictions in the Consent Order with respect to future products.

5.2                                 As a further integral part of this Agreement, Kollsman shall be granted a limited, royalty-free license to use the Trade Secrets as necessary to repair and return to service any previously sold air data computer model numbers 24471, 50042, or 49970 or parts or attachments previously sold with such air data computers. In connection with such repairs, Kollsman agrees that the Kollsman personnel performing such repairs will only be provided the Trade Secrets on a need-to-know basis and only to the extent necessary to perform such repairs and will maintain necessary and sufficient safeguards so that Trade Secrets are not disclosed to others who are not performing such repairs. The Trade Secrets shall not be used for other purposes.

5.3                                 As a further integral part of this Agreement, Kollsman agrees and acknowledges that any violation of the provisions of this section shall be deemed to cause irreparable harm, entitling IS&S to injunctive relief to halt any such breaches.

6.                                       NO ADMISSION OF LIABILITY

6.1                                 The parties agree that the settlement of the Lawsuit is intended solely as a compromise of disputed claims. Neither the fact of a party’s entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall constitute an admission or concession by any party relating to liability or the validity of any claim, counterclaim, or defense in the Lawsuit.

7.                                       COSTS AND EXPENSES

7.1                                 Except as expressly provided herein, as between the parties to this Agreement, each party shall be responsible for and shall pay its own attorneys’ fees and costs incurred in connection with the Lawsuit, the settlement of the Lawsuit, and the preparation and execution of this Agreement, and the dismissals.

8.                                       PAYMENTS

8.1                                 Settlement Amount

8.1.1                        In consideration of the rights granted herein, upon execution of this Agreement, Kollsman will deposit by wire transfer $17,000,000.00 (Seventeen Million and No/100 US Dollars) with Greenberg Traurig, LLP as escrow agent. Within one (1) business day after the entry by the Court of the Consent Order described above and in the form requested by the parties and after IS&S has provided an executed IRS Form W-9 to the escrow agent, the escrow agent shall transfer to IS&S such Settlement Payment, which payment shall be nonrefundable and irrevocable. Should the Court not enter the Consent Order in the form requested by the parties or such other form as is mutually acceptable to the parties, the escrow agent shall return the Settlement Payment to Kollsman and this Settlement Agreement shall be null and void.

8.2                                 Payment Instructions

8.2.1                        Kollsman will make the Settlement Payment under this Agreement to Greenberg Traurig, LLP by wire transfer to:

Beneficiary:	Greenberg Traurig, LLP IOLTA Account
Bank:	Compass Bank
Bank Address:	Medical City
7777 Forest Lane, Suite C130
Dallas, TX. 75230
Account Number:	25405994
ABA or Routing No.:	113010547
Swift:

8.2.2                        Subject to the requirements of Section 8.1, Greenberg Traurig, LLP will transfer the settlement payment to IS&S by wire transfer to:

Beneficiary:	Innovative Solutions & Support, Inc.
Bank:	PNC Bank - Treasury Management
Account Number:	1006795363
Bank Address:	Two PNC Plaza
Pittsburgh, PA 15265
John DiNapoli
Telephone: 610-725-5760
Fax: 610-725-5799

ABA or Routing No.:	ACH Routing Number: 043000096
Swift:

9.                                       ASSIGNMENT AND CHANGE OF CONTROL

9.1                                 Assignment: General Rule

9.1.1                        Except as is expressly provided in this Section, Kollsman may not assign, voluntarily, by operation of law, or otherwise, this Agreement or any rights under this Agreement, or delegate any duties under this Agreement, without the prior written consent of IS&S. Any assignment or attempted assignment or other transfer not in compliance with the terms and conditions of this Agreement will be null and void. As used herein, an “assignment” includes without limitation a transfer of rights under this Agreement by reason of merger, acquisition or consolidation in which a party participates. If a party consents, which consent may be granted or withheld in such party’s sole discretion, to an assignment of this Agreement, (i) the successor-in-interest must agree in writing to be bound by the terms and conditions of this Agreement; and (ii) Kollsman, as the assigning party, shall retain no rights under this Agreement, but shall remain liable for all of its obligations hereunder.

9.2                                 Exceptions From General Prohibition Against Assignment

9.2.1                        Notwithstanding Section 9.1, Kollsman may assign this Agreement without the prior consent of IS&S to an entity which is under the Control of Elbit Systems Ltd., as part of a transfer of substantially all of the assets of a Kollsman business unit or shares of Kollsman, provided that Kollsman provides written notice to IS&S of such assignment, the assignee agrees in writing to be bound by Kollsman’s obligations under this Agreement and the Consent Order, and Kollsman remains bound by all of its obligations under this Agreement and the Consent Order.

10.                                 TERMINATION

10.1                           Term

10.1.1                  The term of this Agreement shall commence on the Effective Date and remain in effect for a period of ten (10) years, unless sooner terminated as provided herein. If the Effective Date does not occur within thirty (30) days after the Execution Date (or any mutually agreed upon extension), the Agreement will be deemed null and void, without constituting a waiver of either party’s respective rights, claims or defenses with respect to the Lawsuit.

10.2                           Termination for Material Breach

10.2.1                  Either party shall have the right to terminate this Agreement, by reason of the occurrence of an Event of Default. As used herein, an “Event of Default” shall mean (a) a failure by Kollsman to timely make the payment required by this Agreement; (b) the disclosure or use by Kollsman of the Trade Secrets or breach by Kollsman of its agreement as described above; or (c) the breach by a party of any material provision in this Agreement. Notwithstanding the foregoing, and without derogating from any other rights and remedies a party may have for the other party’s breach of this Agreement, under no circumstances will Kollsman be entitled to a refund of the Settlement Payment.

10.3                           Effect of Expiration and Termination

10.3.1                  Upon the expiration of the term of this Agreement, all rights granted pursuant to this Agreement shall cease, except that this shall not release Kollsman from its obligation to maintain the confidentiality of the Trade Secrets or comply with the Consent Order.

10.3.2                  Notwithstanding the above, the rights granted to the non-defaulting party will continue in full force and effect through the expiration of the term of this Agreement as if this Agreement remained in full force and effect, provided the Agreement is not earlier terminated as to the non-defaulting party.

10.3.3                  Without limiting the foregoing, the payment described in Section 8.1 is fully earned and nonrefundable as of the Effective Date.

11.                                 REPRESENTATIONS, WARRANTIES & DISCLAIMERS

11.1                           Representations and Warranties

11.1.1                  IS&S and Kollsman each represent and warrant that each has the power and authority to enter into this Agreement, to perform all of its duties and obligations under this Agreement; and

11.1.2                  IS&S and Kollsman each represent and warrant that the execution and delivery of this Agreement does not violate, conflict with, or constitute a default under such party’s charter or similar organization document, its bylaws or the terms or provisions of any material agreement or other instrument to which it is a party or by which it is bound as it relates to any intellectual property rights or to any order; award, judgment or decree to which it is a party or by which it is bound.

11.1.3                  Kollsman represents that Kollsman Part No. 20148, is a 2.5-inch square circuit card, to be provided to the United States Air Force through Raytheon Company in connection with the Miniature Airborne Light Decoy (“MALD”) for the United States Air Force program. The product has an air data module, which provides airspeed and altitude information to a small Raytheon navigation module inside the MALD. Kollsman represents that this product is based on air data products developed by CIC in the mid-1990s for military applications (Unmanned Air Vehicles and Tactical Fighter Aircraft), and that the air data module uses a Raytheon specified RS 422 communication. Kollsman further represents that the air data module has no altitude rate change algorithm and does not include and is not based on any of the Trade Secrets.

11.2                           Disclaimers

11.2.1                  Nothing contained in this Agreement shall be construed as:

a warranty or representation by any party as to the validity, enforceability or scope of any patents;

an agreement by any party to bring or prosecute actions or suits against any third party for infringement, or conferring any right to any other party to bring or prosecute actions or suits against any third party for infringement;

conferring upon any party or any related entity any right to include in advertising, packaging or other commercial activities related to any product, any reference to another party (or its subsidiaries or affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by any other party or its subsidiaries or affiliates; or

an obligation to furnish any technical information, copyrights, mask works or know-how, or any tangible embodiments thereof.

12.                                 CONFIDENTIALITY, NONDISPARAGEMENT AND EXPLORATION OF FUTURE BUSINESS COOPERATION

12.1                           General

12.1.1                  No party shall disclose the terms of this Agreement without the prior written consent of the other party except:

in connection with the Lawsuit or other litigation based upon the allegations which form the basis of the Lawsuit;

to the extent such matters have been disclosed in press releases already issued by the parties or in the press release attached as Exhibit B;

to any governmental body having jurisdiction;

in response to a valid subpoena or as otherwise may be required by law, the official rules of a court or tribunal, or court order, provided that the party receiving such judicial process shall provide reasonably prompt notice thereof to the other party, and the parties shall reasonably cooperate to seek a protective order or otherwise prevent or restrict such disclosure;

as otherwise may be required by law or legal process (including legal requirements and regulations of the U.S. Securities and Exchange Commission or rules of the NYSE or NASDAQ) and subject to the requirements herein with respect to public releases;

when disclosed by the disclosing party for bona fide business reasons, which information is included within the scope of a nondisclosure agreement executed by the recipient of such information; and

to counsel and accountants for the party.

12.2                           Seal

12.2.1                  Notwithstanding any provision to the contrary herein, any party is permitted to file this Agreement under seal with and disclose under seal this Agreement, in whole or in part, and information relating to this Agreement to a court, tribunal, or government agency of competent jurisdiction in an action or proceeding brought by or against a party when reasonably necessary for such action or proceeding, subject to written notice to the other party and an opportunity to obtain a protective order or other restriction as described above.

12.3                           Press Release

12.3.1                  Any public release or announcement by a party or any of its respective affiliates with respect to the settlement of the Lawsuit will contain the substance of the form of announcement contained in Exhibit B hereto. Following the Effective Date of this Agreement, IS&S and/or Kollsman and their respective affiliates will be entitled to issue a public release containing the substance set forth in Exhibit B. Any change to that substance will require the prior written consent of the other party, which consent shall not be unreasonably withheld.

12.4                           Non-Disparagement and Non-Disclosure regarding Dispute and Lawsuit

12.4.1                  The parties agree that neither will engage in any conduct or communication designed to disparage the other with respect to any allegations made in the Lawsuit, the outcome of the Lawsuit, the findings of the Court, or the contents or impact of this Agreement.

12.4.2                  The parties further agree that neither will furnish, reveal, make available, mention, discuss, or disclose to any third party, in relation to matters relating to the other party, any allegations in the Lawsuit, the outcome of the Lawsuit, the findings of the jury or the Court, the jury verdict, the orders and rulings entered by the Court, including but not limited to any of the contents of the Court’s orders concerning punitive damages, the award of attorneys’ fees, the award of prejudgment interest, and the granting and issuance of temporary, permanent and head start injunctions (“Breaching Disclosure”), except:

in connection with the Lawsuit or other litigation based upon the allegations which form the basis of the Lawsuit;

to the extent such matters have been disclosed in press releases already issued by the parties or in the press release attached as Exhibit B;

with the written consent of the other party;

to any governmental body having jurisdiction;

in response to a valid subpoena or as otherwise may be required by law, the official rules of a court or tribunal, or court order, provided that the party receiving such judicial process shall provide reasonably prompt notice thereof to the other party, and the parties shall reasonably cooperate to seek a protective order or otherwise prevent or restrict such disclosure;

as otherwise may be required by law or legal process (including legal requirements and regulations of the U.S. Securities and Exchange Commission or rules of the NYSE or NASDAQ) and subject to the requirements herein with respect to public releases;

when disclosed by the disclosing party for bona fide business reasons, which information is included within the scope of a nondisclosure agreement executed by the recipient of such information;

to counsel and accountants for the party; and

IS&S may provide notice of the Consent Order under Rule 65 as necessary to enforce the provisions of the Consent Order.

Under no circumstances, except as otherwise agreed between the parties, will the parties disclose, disseminate or publicize the contents of the Court’s rulings with respect to the temporary injunction, the permanent injunction, exemplary damages, attorney’s fees or prejudgment interest, and the parties will not refer to these rulings in marketing, promotional or other sales efforts.

12.4.3                  The parties agree that the obligations of confidentiality and non-disclosure regarding the dispute and the Lawsuit are fundamental to this Agreement, that irreparable injury will result if there is a breach of said obligations, that in the event of a breach or threatened breach of said obligations there will be no adequate remedy at law, and that in the event of an intentional breach of said obligations, the non-breaching party shall be entitled to seek immediate and other equitable relief and shall be entitled to recover liquidated damages of $10,000 (Ten Thousand and No/100 Dollars) per breaching disclosure.

12.5                           Future Cooperation.

12.5.1                  The parties may explore potential areas for future business cooperation, but are under no obligation to do so under this Agreement.

13.                                 SIDE LETTER

13.1                           Within one business day of the Execution Date, Kollsman will provide IS&S with a letter signed by an authorized representative of Elbit Systems of America, LLC, which states as follows:

Elbit Systems of America, LLC (“Elbit”) is aware of the terms of the Settlement Agreement between Innovative Solutions and Support and Kollsman, Inc, dated August     , 2008, and the proposed Consent Order and Permanent Injunction. Elbit, on behalf of itself and its subsidiaries, agrees to abide by the Settlement Agreement and Consent Order and Permanent Injunction.

14.                                 MISCELLANEOUS

14.1                           Entire Agreement

14.1.1                  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior proposals, agreements, representations, and other communications, if any, between the parties with respect to the subject matter hereof.

14.2                           Modification; Waiver

14.2.1                  No modification or amendment to this Agreement will be effective unless it is in writing and executed by authorized representatives of the parties, nor will any waiver of any rights be effective unless assented to in writing by the party to be charged. The failure or delay of either party in exercising any of its rights hereunder, including any rights with respect to a breach or default by the other party, will in no way operate as a waiver of such rights or prevent the assertion of such rights with respect to any later breach or default by the other party.

14.3                           Exhibits

14.3.1                  Any exhibits referred to herein will be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.4                           Headings

14.4.1                  The headings used in this Agreement are for reference and convenience only and will not be used in interpreting the provisions of this Agreement.

14.5                           Notices

14.5.1                  All notices required or permitted to be given hereunder shall be in writing and shall be deemed received as follows: (a) if by personal delivery, then upon actual receipt, or (b) if by prepaid, overnight courier, then one business day after delivery to such courier, or (c) if by registered or certified airmail, postage prepaid, then five (5) business days after delivery to the post office; all addressed as follows or to such other address as a party will designate by written notice given to another party in accordance with the terms of this Section:

To IS&S:	President
Innovative Solutions & Support, Inc.
720 Pennsylvania Drive
Exton, Pennsylvania 19341-1149
U.S.A.

To Kollsman:	Chief Operating Officer
220 Daniel Webster Highway
Merrimack, New Hampshire 03054
U.S.A.

14.6                           Governing Law

14.6.1                  This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee without regard to choice of law provisions or rules. The parties further agree that this Agreement was mutually drafted by all parties and that any interpretation of this Agreement or any terms thereof will not be interpreted against one party as the drafting party

14.6.2                  The Court shall retain jurisdiction over disputes arising out of this Agreement and the Consent Order, and the parties stipulate that the state and federal courts located in Memphis, Tennessee, have personal jurisdiction over the parties.

14.7                           Counterparts

14.7.1                  This Agreement may be executed in counterparts by any of the parties hereto on any number of counterparts, each of which will be deemed an original, but all such respective counterparts will together constitute one and the same agreement. The parties agree that electronically transmitted signature pages will be treated as if they were originals.

14.8                           Additional Provisions

14.8.1                  Each party hereby declares and represents that it is executing this Agreement after consultation with its own independent legal counsel.

14.8.2                  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” “for example,” “such as,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

14.8.3                  Each party acknowledges to the other party that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and that in entering into this Agreement it is not relying on any representations of the other party in connection therewith.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as undersigned:

Kollsman, Inc.		Innovative Solutions & Support, Inc.

By:	/s/ Yuval Ramon	By:	/s/ Ray Wilson
Printed Name:	Yuval Ramon	Printed Name:	Ray Wilson
Title:	VP & COO	Title:	Chief Executive Officer
Date:	8/25/08	Date:	8/27/08

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT OF TENNESSEE

WESTERN DIVISION

INNOVATIVE SOLUTIONS AND	§
SUPPORT, INC.,	§
Plain tiff	§	No. 05-2665-JPM/tmp
v.	§
J2, INC., JOSEPH CAESAR, JAMES	§
ZACHARY, ZACHARY TECHNOLOGIES,	§
INC., and KOLLSMAN, INC.,	§
Defendants	§

CONSENT ORDER AND PERMANENT INJUNCTION

Innovative Solutions and Support (“IS&S”) and Kollsman, Inc. (“Kollsman”) have been engaged in litigation relating to IS&S’ claims for misappropriation of trade secrets and patent infringement before this Court;

Whereas IS&S and Kollsman have entered into a settlement agreement, dated August      , 2008 (the “Settlement Agreement”) and are desirous of dismissing the litigation on the terms stated herein;

NOW THEREFORE, the parties agree as follows:

1.                                       The Court’s previously entered Order granting IS&S’ request for a permanent and head start injunction and associated redacted version of that Order (Docket Nos. 763 and 775-2) shall be modified as to Kollsman in accord with the parties’ Settlement Agreement as follows:

A.                                   IT IS HEREBY ORDERED and DECREED that pursuant to Federal Rule of Civil Procedure 65, all Defendants and their officers, agents, servants, employees, and

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attorneys, and those persons in active concert or participation with them who receive actual notice of this Order by personal service or otherwise, are enjoined and restrained from using or disclosing in any manner the following six trade secrets (“Trade Secrets”) of IS&S tried to a jury verdict in this matter:

(1)                                  IS&S’ checksum source code;

(2)                                  IS&S’ checksum algorithm;

(3)                                  IS&S’ altitude rate algorithm,

REDACTED

and as described herein:

REDACTED

b.                                      The “new” Kollsman altitude rate algorithm used in the 24471, 50042, and 49970 air data computers;

(4)                                  IS&S’ combined recipe incorporated in the IS&S ADDU and AIU interface;

(5)                                  IS&S’ RS422 logical message protocol; and

(6)                                  IS&S’ testing and calibration procedures relating to pressure transducer stability, i.e., the pressure transducer stability problem and how to solve the problem, specifically:

a.                                       The IS&S testing and calibration procedure

REDACTED

and

b.                                      The Kollsman testing and calibration procedure

REDACTED

B.                                     IT IS FURTHER ORDERED and DECREED that pursuant to Federal

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Rule of Procedure 65 Defendant Kollsman and its officers, agents, servants, employees, and attorneys, and those persons in active concert or participation with it who receive actual notice of this Order by personal service or otherwise, are enjoined and restrained for two years from the date of this Order from manufacturing, marketing, developing, selling, qualifying, or certifying by similarity with any governmental entity any air data products that are based on or derived from any use of the Trade Secrets in the 24471, 49970, or 50042 ADCs, and/or any derivatives thereof.

C.                                     IT IS FURTHER ORDERED AND DECREED THAT the Head Start Injunction described in the preceding paragraph will not prohibit Kollsman from supplying Kollsman Part No. 20148 to the United States Air Force through Raytheon Company in connection with the Miniature Airborne Light Decoy for the United States Air Force program, so long as Kollsman Part No. 20148 does not use and is not based on the Trade Secrets.

D.                                    IT IS FURTHER ORDERED and DECREED that Kollsman is permitted to use the Trade Secrets as necessary to repair and return to service any previously sold air data computer model numbers 24471, 50042, or 49970 or parts thereof or attachments thereto. In connection with such repairs, Kollsman personnel performing such repairs may be provided the Trade Secrets only on a need-to-know basis and only to the extent necessary to perform such repairs and will maintain necessary and sufficient safeguards so that Trade Secrets are not disclosed or used in any other way.

E.                                      This Order does not supplement or modify in any way the permanent and head start injunctions currently in place against the other Defendants in this lawsuit.

2.                                       Pursuant to the Settlement Agreement, the terms of which are incorporated herein, all claims and counterclaims brought by IS&S and Kollsman against the other in this matter are

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hereby dismissed with prejudice to the re-filing of same.

3.                                       As between them, IS&S and Kollsman shall each bear their own costs of court.

4.                                       The dismissal of IS&S’ claims against Kollsman shall not be construed as releasing any claim, cause of action, or judgment IS&S may have against any person, entity or individual other than Kollsman.

5.                                       The parties waive any right of appeal to this Consent Order.

6.                                       The Protective Order entered by the Court in this action shall remain in full force and effect.

7.                                       The Court retains jurisdiction over disputes arising out of the Settlement Agreement and the enforcement of this Consent Order and Permanent Injunction.

So ORDERED this        day of August 2008.

UNITED STATES DISTRICT JUDGE

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EXHIBIT B

FORM OF PRESS RELEASE

On August         ,2008, a settlement between Innovative Solutions and Support, Inc. (“IS&S”) and Kollsman, Inc. (“Kollsman”) became effective with respect to all claims filed by IS&S and Kollsman against each other in the United States District Court for the Western District of Tennessee and a Consent Order has been entered. This release is further to previous announcements by the [the applicable party or its affiliate] regarding this litigation dated                       and                      .  Under the settlement agreement, all claims between IS&S and Kollsman have been dismissed with prejudice, a final agreed injunction has been entered, and the matter has been fully and finally mutually settled without any admission of guilt by either party. In addition, an agreed settlement payment of $17 million dollars has been made by Kollsman to IS&S. Kollsman and IS&S may explore opportunities for future business collaboration.

[To the extent required by law, each party may add any required explanation of the impact of the Settlement Agreement on its financial results.]

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